EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 12, 2013 with respect to the audited consolidated financial statements of Hydrocarb Energy Corporation for the year ended July 31, 2013.

/s/ MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

June 24, 2014